As filed with the Securities and Exchange Commission	Registration No. 333-117840
on ________________________.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-6
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILLOWTREE ADVISOR, INC.
(Name of small business issuer in its charter)

Nevada	700	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

WILLOWTREE ADVISOR, INC.	CORPORATION TRUST COMPANY OF NEVADA
1411 Hedgelawn Way	6100 Neil Road, Suite 400
Raleigh, North Carolina 27615	Reno, Nevada 89544
(919) 872-8814	(206) 622-4511
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [    ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[1]

Common Stock:	2,000,000	$0.05	$200,000	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

WILLOWTREE ADVISOR, INC.
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. See Risk Factor 10 - Because we do not have any escrow or trust account. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at BB&T bank. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is merely a separate account under our control where we have segregated your funds.

There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be marketed by our sole officer and director, Cynthia Allison. Ms. Allison will offer and sell the securities on our behalf.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.05	$0.01	$0.04
Per Share - Maximum	$0.05	$0.005	$0.045
Minimum	$50,000	$10,000	$40,000
Maximum	$100,000	$10,000	$90,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $10,000. The $10,000 will be paid to Conrad C. Lysiak, our attorney, for legal services for the preparation of this registration statement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a development stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We intend to provide landscaping advice to our customers. We intend to deliver our advice by email for a fee. Our target market will be made up of new homeowners, home remodelers and professional landscapers. We intend to be defined by the quality of our advisory services. Those aspects will include superior custom landscape and implementation plans, professional advice and plant and product recommendations. We are currently developing a website (www.willowtreeadvisor.com) that will be the virtual business card and portfolio for the company, as well as its online "home." It will showcase the portfolio to all future customers and the variety of advisory services that we will offer. Currently, we have no customers and there is no assurance we will ever have any customers. The website will provide prospective customers with a virtual view of the advisory services we intend to represent and idea generating landscape events taking place in their area. We have not generated any revenues and the only operations we have engaged in is the development of our business plan which is disclosed herein and the conceptualization of the initial website. We intend to charge our customers for advice and furnish our information via email. Further we intend to refer business to Willow Tree Landscaping, a landscaping business owned and controlled by our president, Cynthia Allison. Finally, we may have to contract with third party specialists to render services in connection with Internet marketing, financial reporting and preparation and filing of reports with the Securities and Exchange Commission.

Our principal executive office is located at 1411 Hedgelawn Way, Raleigh, North Carolina 27615. Our telephone number is (919) 872-8814 and our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is June 30.

The offering

Following is a brief summary of this offering:

Securities being offered	1,000,000 shares of common stock, minimum, 2,000,000 shares of common stock maximum, par value $0.00001.
Offering price per share	$ 0.05
Offering period	The shares are being offered for a period of 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	$40,000 assuming the sale of 1,000,000 shares minimum and $90,000 assuming the sale of 2,000,000 shares maximum.
Person determining making the determination regarding whether the minimum offering conditions are satisfied	Cynthia Allison, our sole officer and director.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,000,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of 3-31-2005	As of 6-30-2004
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$1	$81
Total Liabilities	$18,468	$13,050
Stockholders Deficiency	$(18,467)	$(12,969)

	Period from	Period from
	6-30-2004 (date of inception)	6-16-2004 (date of inception)
	to 3-31-2005	to 6-30-2004
	(Unaudited)	(Audited)
Income Statement
Revenue	$-	$-
Total Expenses	$5,498	$187,969
Net Loss	$(5,498)	$(187,969)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with WILLOWTREE ADVISOR, INC.

  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

  We were incorporated in June 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $193,467, of which $10,000 is for legal fees, $8,418 is for audit fees, $174,950 is for services provided by our sole officer and $99 is for filing fees and general office expenses. The $10,000 in legal fees related to the offering of securities under this registration statement. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to locate purveyors who will provide their services/properties for resale to our clients
*	our ability to attract clients who will buy our services from us and our website
*	our ability to generate revenues through the sale of our services

  Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

  If we do not attract clients, we will not make a profit which ultimately will result in a cessation of operations.

  We have no clients. We have not identified any clients and we cannot guarantee we ever will have any clients . Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

  We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $50,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations.

  If we do not make a profit, we may have to suspend or cease operations.

  Because we are small and do not have much capital, we must limit marketing our services. The sale of services is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

  Our sole officer and director, Cynthia Allison, will only be devoting limited time to our operations. Cynthia Allison, our president and sole director will be devoting approximately 15 hours per week of her time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

  Because our sole officer and director does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or suspend or cease operations.

  Because our sole officer and director does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

  Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

  Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

  Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

  We have only one officer and director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, she will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC.

Risks associated with this offering:

  Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

  Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

  Because our sole officer and director who is also our sole promoter, will own 83.33% of the total outstanding common stock if the minimum amount of the offering is sold and 71.43% of the total outstanding common stock if the maximum amount of the offering is sold, she will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

  Even if we sell all 2,000,000 shares of common stock in this offering, Ms. Cynthia Allison will own 83.33% of the total outstanding common stock if the minimum amount of the offering is sold and 71.43% of the total outstanding common stock if the maximum amount of the offering is sold. As a result, after completion of this offering, regardless of the number of shares we sell, Ms. Allison will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

  Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

  NASD sales practice requirements may limit a stockholder' s ability to buy and sell our stock.

  The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, $50,000 minimum, $100,000 maximum basis. The table below sets forth the use of proceeds if $50,000 or $100,000 of the offering is sold.

	$50,000	$100,000
Gross proceeds	$50,000	$100,000
Offering expenses	$10,000	$10,000
Net proceeds	$40,000	$90,000

The net proceeds will be used as follows:

Website development	$5,000	$10,000
Database	$5,000	$5,000
Marketing and advertising	$10,000	$50,000
Establishing an office	$5,000	$5,000
Audit, accounting and filing fees	$5,000	$5,000
Attending industry trade shows	$5,000	$10,000
Other expenses	$5,000	$5,000

Total offering expenses are $10,000 to be paid from the proceeds of the offering are for legal fees connected with this offering. No other expenses of the offering will be paid from the proceeds. None of the proceeds raised will be used to extinguish our current debt obligations. Any other expenses incurred by us will be paid by our sole officer and director.

Upon the completion of this offering, we intend to immediately initiate the development of our website " www.willowtreeadvisor.com." We intend to hire an outside web designer to assist us in designing and building our website. We intend to develop and maintain a database of clients who have indicated a desire for landscaping advice. We will identify landscape candidates from information available from Internet search engines, landscape trade shows, and home and garden shows. We believe it will take three months to create a workable data base. We do not know how many individuals fit into the client profile that we have identified - new homeowners, remodeling homeowners and landscape professionals.

We intend to begin assembling our database with potential customers we locate in the southeastern United States. The estimated cost to develop and maintain the database is $5,000 to $10,000.

Marketing and advertising will be focused on promoting our advisory services to prospective landscape customers. The advertising campaign will include the design and printing of various sales materials. The cost of developing the campaign is estimated to be between $5,000 to $50,000.

We intend to establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

Other expenses are the costs related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

The proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum amount is raised. Cynthia Allison our sole officer and director determined that the funds would last twelve months, including but not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities do not have to repaid at this time. Our current liabilities consist of money advanced by our sole officer and director and she has agreed that we do not have to repay the same at this time and that the amount owed to her will only be repaid from future revenues.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a maximum of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of March 31, 2005, the net tangible book value of our shares of common stock was a deficit of $18,467 or approximately nil per share based upon 5,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding, will be $81,532 or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.01 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $56,533 or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.01 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $31,533, or approximately $nil per share. The net tangible book value of the shares held by our existing stockholder will be increased by nil per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to nil per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholder will own approximately 71.43% of the total number of shares then outstanding, for which she has made contributions of cash and services, totaling $175,000, or approximately $0.035 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding for which you will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholder will own approximately 76.92% of the total number of shares then outstanding, for which she has made contributions of cash and services totaling $175,000, or approximately $0.035 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding for which you have made a cash investment of $100,000, or $0.05 per share. Our existing stockholder will own approximately 83.33% of the total number of shares the outstanding for which she has made contributions of cash and services totaling $175,000, or approximately $0.035 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share		$0.05
Net tangible book value per share before offering	$	nil
Net tangible book value per share after offering		$0.01
Increase to present stockholders in net tangible book value per share after offering		$0.01
Capital contributions		$175,000
Number of shares outstanding before the offering		5,000,000
Number of shares after offering held by existing stockholder		5,000,000
Percentage of ownership after offering		71.43%

Purchasers of shares in this offering if all shares sold

Price per share	$0.05
Dilution per share	$(0.04)
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.05
Dilution per share	$(0.04)
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.08%

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.05
Dilution per share	$(0.05)
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.67%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at BB&T, 6659 Falls of Neuse Road, Raleigh, NC 27615. Its telephone number is (919) 716-9644. The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Any funds received by us thereafter will immediately be used by us. If we have not sold the the minimum amount of 1,000, 000 shares and raised the $50,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Cynthia Allison, our sole officer and director will make the determination regarding whether the minimum offering conditions are satisfied. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through our sole officer and director, Ms. Cynthia Allison. She will receive no commission from the sale of any shares. She will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Cynthia Allison, is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of Illinois and Colorado.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to WILLOWTREE ADVISOR, INC. and sent to 1411 Hedgelawn Way, Raleigh, North Carolina 27615

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on June 16, 2004. We have not started operations. We are developing a website (www.willowtreeadvisor.com) that will offer a comprehensive list of advisory services that we can provide to the residential homeowners and professional landscapers. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at 1411 Hedgelawn Way, Raleigh, North Carolina 27615. Our telephone number is (919) 872-8814. This is the home office of our President, Cynthia Allison. We do not pay any rent to Ms. Allison and there is no agreement to pay any rent in the future.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or advisory services by the public.

Advisory Services

We intend to position ourselves as a advisory service provider within home and professional landscape market. We intend to offer comprehensive professional advice to our customers. Our target market will be made up of new homeowners, home remodelers and professional landscapers. We intend to be defined by the quality of our advisory services. Those aspects will include superior custom landscape and implementation plans, professional advice and plant and product recommendations.

We intend to offer the following advisory services:

Foundation and Problem Solving

*	Fine Grading
*	Drainage
*	Erosion Control
*	Water Flow Patterns

Planning

*	Layout and Design
*	Internal and External Views
*	Budgeting
*	Hardscapes
*	Outdoor Kitchens
*	Ponds
*	Plants and Plant Alternatives

How to Advice

*	Pond Installation
*	Stone Wall Construction
*	French Drain Installation
*	Plant Selection and Installation
*	Find Grading, Drainage, Erosion Control and Water Flow
*	Building Materials
*	Building Plans and Processes

We will provide comprehensive landscape advice to our customers and will regularly update our website with customer satisfaction testimonials, and service offerings and new local events.

Website

Currently our website is undeveloped. We do not intend to initiate the development of our website until this offering is completed.

Upon completion of our public offering, we intend to hire an outside technology provider to develop our website. The IT company we hire will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, hotmetal/miva script, shopping cart, secure transactions signio support and cybercash support. The foregoing will allow us to transact the sale of our advisory services, promote our services in an attractive fashion, and communicate with our clients on-line.

The www.willowtreeadvisor.com will become the virtual business card and portfolio for our company as well as its online "home." It will showcase the advisory services we will supply and the portfolio of all future customers and the variety of advisory services that we will offer. Currently, we have no customers and there is no assurance we will ever have any customers.

The website will further exhibit links to landscape events taking place in the southeastern United States. The links will provide customers and prospective customers with a listing of events and dates taking place in their geographical area.

The website will be a simple, well-designed site that is in keeping with the latest trends in user interface design. A site that is too flashy or tries to use too much of the latest Shockwave or Flash technology can be overdone and cause potential clients to look elsewhere. To those prospective clients that we are targeting, time is valuable and a website that takes too long to load or is difficult to navigate would not appeal to them.

We believe that the lack of financial security on the Internet has been hindering economic activity. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption.

There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. We are now considering risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts in our system specifications and in the security precautions in the development of our website. There is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception in June 2004. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based landscape advisor to new homeowners, home remodelers and other landscape professionals.

The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Procedure for Obtaining Advice

1.	A client will email questions and photos as appropriate, related to our advisory services.
2.	We will estimate our fee and request that the estimated fee be paid by credit card.
3.	We will research the questions and respond by email.

Marketing Strategy

We intend to negotiate strategic alliances with professional landscape companies in various markets in the southeastern United States to promote their products and services. We will charge a fee for predetermined alliance periods. We will offer direct advertising of our advisory services including flyers and promotional material that we create for distribution by mailing and handouts at trade shows and retail outlets.

We plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important strategic alliances with landscape companies in the US and Canada. Examples of trade shows targeted to homeowners are the Southern Ideal Home Show in Charlotte, Greensboro, and Raleigh, North Carolina. Examples of trade shows featuring landscape professionals are the Mid-Atlantic Nursery Trade Show in Baltimore, Maryland, Pro Days in Raleigh, North Carolina and "Green & Growin" Trade Show in Winston-Salem, North Carolina. These would be opportunities to meet and network with hundreds of landscape customers and professionals. Initially we will contact the key database of professional landscape company contacts provided by our president, Cynthia Allison in order to attract initial customers and strategic partners. We also intend to attract and add new clients through our website.

Other methods of communication will include:

*	Email mailings - regular e-mailings to potential customers with updated company information and special offers
*	Direct mail - brochures and newsletters
*	Publications - supply creative landscape projects to various landscape publications to which we subscribe.
*	Informal marketing/networking - activities such as joining organizations or attending tradeshows and conferences.

Customer-based marketing will include:

*	Emphasizing repeat sales to clients who have used our advisory services
*	Exploring additional sales tactics to increase the total revenue per client through the sale of extra advisory services
*	Additional sales facilitated by links to our website
*	Strategic partnerships such as cooperative advertising

Website Marketing Strategy

Web marketing will start with our known contacts whom we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

Revenue

Initially, we intend to generate revenue from three sources:

1.	Term Fee - By charging a fee for a given terms from various suppliers who link with our website to advertise or promote their products or services;
2.	Fixed Fee - By charging a fixed fee to all customers for use of specific instructions in the "how to" section of our website.

3.	Hourly Fee - By charging an hourly fee for advisory services.

We intend to develop and maintain a database of all our clients so that we can anticipate various landscape needs and continuously build and expand our advisory services.

There is no assurance that we will be able to interest professional landscape companies in promoting their products and services on our website or in promotional materials.

Competition

We compete with landscape companies, entities that provide landscape counseling, and landscape architects. We do not provide landscaping services or landscaping materials. Most landscape companies, landscape counselors and landscape architects have their own websites. We will not be differentiating our self from the foregoing, but merely competing with them. We will offer advice for all aspects of the landscape experience - fine grading, draingage, erosion control, personalized landscape designs, plant and tree selections, irrigation system recommendations, lawn care, down to any specific landscape related question or need a customer may have. We intend to act as a personal landscape advisor throughout the landscape project.

The landscape market is a large fragmented market and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established local and some regional landscape professionals with records of success currently attract customers. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of advisory services and the quality of advisory services that we intend to provide.

Cynthia Allison, our president will be devoting approximately 15 hours a week of her time to our operations. Once we begin operations, and are able to attract more and more clients to use our advisory services, Cynthia Allison has agreed to commit more time as required. Because Ms. Allison will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Allison. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

Our offices are currently located at 1411 Hedgelawn Way, Raleigh, North Carolina 27615. Our telephone number is (919) 872-8814. This is the home office of our President, Cynthia Allison. We do not pay any rent to Ms. Allison and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office site.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our advisory services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our advisory services.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin selling our advisory services to our target market. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount of money in this offering, it will last twelve months. The difference between the minimum and maximum amount relates only to website development; marketing and advertising; and attending trade shows. In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our website to more potential advertisers. We will not begin operations until we raise money from this offering.

We have only one officer and director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, she will be responsible for the administration of the controls. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our specific goal is to profitably sell our advisory services on our Internet website to new homeowners, home remodelers and professional landscapers. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 7-10 days. We believe that it will cost $5,000 to establish our office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

After our office is established, which we said should be 7-10 days after completing our offering, we intend to contact landscape professionals to offer their products and services on our website. We plan to attend industry trade shows that are oriented towards meeting new landscape prospects and customers and creating opportunities for us to develop important relationships with landscape professionals in the southeastern United States. Once we have completed our public offering we will hire an outside web designer to begin development of the website. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As more service providers are added and as our customer database expands, we will have to be continually upgrading the website. We believe that it will cost up to $5,000 in order to have our website initially operational and $5,000 to have our database initially ready to receive information. Both the initial operation of the website and the database is anticipated to be ready within 60 days from the completion of our public offering. As additional alliances are negotiated with service providers, we will up-grade the website. As our customer base increases we will up-grade the database. Both upgrades will be ongoing during the life of our operations.

4.

As soon as our website is operational, which as we have said will be approximately 60 days from the completion of our public offering, we will begin to market our website in the southeastern United States and through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, telephone directories and flyers / mailers. We also intend to attend tradeshows and conferences. We intend to target residential customers and landscape professionals, to become potential users of our advisory services. Initially we will aggressively court the key database of contacts provided by our president, Cynthia Allison. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe that it will cost a minimum of $10,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote an additional $50,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation, or 90 days from setting up our office.

5.

Our marketing program will combine sourcing out service providers as well as clients to utilize those services. The process of sourcing out service providers includes identifying landscape professionals and homeowners via the Internet and research in trade magazines and directories. This process will start as soon as our office is operational and will be ongoing during the life of our operations. Sourcing potential clients may consist of telephone surveys and may contain questions that would " qualify" the potential clients. It will also involve research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of landscape trade journals, business magazines, newspapers, trade magazines as well as telephone directories. The cost to source and analyze all of the material to identify suitable candidates to develop and maintain the database is estimated to be $5,000 to $10,000.

6.

Within 90 days from the initial launch of our website, we believe that we will begin generating fees from our advisory services. Once the website is fully operational and we have begun to generate fees from our customers, we intend to book travel arrangements for our customers, we intend to hire 1 or 2 part-time salesperson(s) to initiate telephone calls to potential clients.

In summary, we should be in full operation and receiving orders within 100 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

Until our website is fully operational, we do not believe that clients will use our advisory services to meet their landscape needs. We believe, however, that once our website is operational and we are able to provide a wide selection of advisory services that we can offer to potential clients, they will utilize our services for their landscape needs.

If we are unable to negotiate suitable terms with service providers to enable us to represent their companies, or if we are unable to attract clients to use our advisory services, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with service providers to allow us to represent them for a percentage-based commission. We then have to locate clients to book those services through us. We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on June 16, 2004 to June 30, 2004

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this Registration Statement. We have prepared an internal business plan. We have reserved the domain name " willowtreeadvisor.com." Our loss since inception is $193,467 of which $10,000 is for legal fees, $8,418 for audit fees, $174,950 for services by our sole officer and $99 for filing fees and general office costs. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 5,000,000 shares of common stock to our sole officer and director for $175,000 in cash and services. Services rendered as of June 2004 by Ms. Allison consisted mainly of the following: development of the Company's business plan and corporate vision; selection and retention of securities counsel; selection and retention of independent auditors; preparation of the Company's initial financial statements, notes, and language for initial registration statement, development of the Company's initial marketing plan; discussions with our counsel and auditors; discussion with prospective company vendors and consultants. The value was determined to be $100/hour for 1750 hours of services per client. The initial stock issued to Ms. Allison consisted of 5,000,000 shares of our common stock. The shares were issued at the election and authorization of Ms. Allison, our sole director, principally for the aforementioned services which she performed. The shares were deemed by Ms. Allison (as director) to have an initial value of $0.035 per share, or $175,000 in the aggregate. This share pricing reflects a 30% discount from the shares registered for sale at $0.05 per share due to the restrictive nature of the shares issued. While the value of the services rendered is not easily and objectively measurable, the value of the shares received appeared more ascertainable and measurable, and accordingly was used for valuation purposes. The initial shares were recorded as an expense in our financial statements with a corresponding credit to contributed paid-in capital. Ms. Allison's services were provided in the period prior to the Company's organization and incorporation and will continue during the current period. Ms Allison's services included duties required to bring about the Company's business plan and corporate vision; selection and retention of securities counsel; selection of and retention of independent auditors; preparation of Company's initial financial statements, notes and language for initial registration statement; development of the Company's initial marketing plan; discussions with the Company's counsel and auditors; and discussion with prospective company vendors and consultants.

Liquidity and capital resources

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers and negotiate strategic alliances or if we are unable to attract enough clients to utilize our advisory services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in June 2004. This was accounted for as a sale of common stock.

As of March 31, 2005, our total assets were $1 and our total liabilities were $18,468 comprised of $10,000 owed to Cynthia Allison, our sole director and president for payments made to our attorney for the incorporation of the company, $50 to open a bank account, $3,000 for audit fees and $5,418 of accounts payable for professional fees. As of March 31, 2005, we had cash of $1. Cynthia Allison our sole officer and director is willing to loan Willowtree Advisors, Inc. the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to our related party does not have to repaid at this time. Our related party liabilities consist of money advanced by our sole officer and director and she has agreed that we do not have to repay the same at this time and that the amount owed to her will only be repaid from future revenues. Additionally, upon acceptance of this registration statement by the SEC, we will owe an additional $10,000 to our attorney for services related to this registration statement.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Cynthia Allison	53	president, chief executive officer, secretary/treasurer, chief financial officer, and the sole member of the board of directors
1411 Hedgelawn Way
Raleigh, NC 27615

The person named above has held her offices/positions since inception of our company and are expected to hold her offices/positions until the next annual meeting of our stockholders.

Background of our sole officer and director

Cynthia Allison - President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and our sole director.

Since May 1997 Ms. Allison has been president and owner of Willow Tree Landscaping, Inc. located in Raleigh, North Carolina. Willow Tree Landscaping is a design and installation landscape company that specializes in garden structures including, stone retaining walls, raised planting beds, patios, built-in kitchens, fireplaces, water features, erosion control, plant design and installation, soil preparation, fencing, wrought iron design, and irrigation layout. Willow Tree Landscaping operates in a thirty mile radius of Raleigh, North Carolina. Since May 1997, Ms. Allison has rendered advice to the public about landscaping. Ms. Allison will devote 15 hours a week to our operations. The balance of the time will be devoted to Willow Tree Landscaping, Inc.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Ms. Allison operates Willow Tree Landscaping, Inc. located in Raleigh, North Carolina. Willow Tree Landscaping is a design and installation landscape company that specializes in garden structures including, stone retaining walls, raised planting beds, patios, built-in kitchens, fireplaces, water features, erosion control, plant design and installation, soil preparation, fencing, wrought iron design, and irrigation layout. While we furnish only advice, Willow Tree Landscaping, Inc. furnishes advice and performs services as a general contractor. We will refer as much business as we can to Willow Tree Landscaping. Willow Tree Landscaping will refer no business to us. Between ourself and Willow Tree Landscaping, the first entity to be contacted by a customer will retain the customer as its own, provided it can furnish the services requested by the customer. Ms. Allison will be constantly trying to obtain business for us and for Willow Tree Landscaping. Request for Internet advisory services will first be offered to us. If we choose not to proceed, it will be referred to Willow Tree Landscaping. All other services will referred to Willow Tree Landscaping since it will not be related to Internet advice. In the event one of the entities cannot perform the services, the customer will referred to the other entity. Ms. Allison, in no event, will, in her individual capacity, conduct landscaping business. Other than the foregoing, there are no provisions for handling conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on June 16, 2004 through June 30, 2004, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
						Securities
Names				Other	Under	Restricted		Other
Executive				Annual	Options/	Shares or		Annual
Officer and				Compen-	SARs	Restricted	LTIP	Compen-
Principal	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Cynthia Allison	2004	174,950	0	0	0	0	0	0
President,	2003	0	0	0	0	0	0	0
Secretary/Treasurer,	2002	0	0	0	0	0	0	0
Director

We have no employment agreements with any of our officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
	Number of	Percentage of	After Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold

Cynthia Allison	5,000,000	100.00%	5,000,000	71.43%
1411 Hedgelawn Way
Raleigh, NC 27615

[1]

The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct stock holdings. Ms. Allison is the only "promoter" of our company.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 71.43% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In June 2004, we issued a total of 5,000,000 shares of restricted common stock to Cynthia Allison, our sole officer and director in consideration of $50 cash and services as an officer valued at $174,950. The 5,000,000 shares were issued to Ms. Allison, our sole officer and director in exchange for 1,750 hours of her services that were valued at $100/hour. The shares represent 100% of our issued and outstanding shares. This represents the complete interest of our sole current shareholder prior to any future issuance of stock under this registration agreement.

Further, Ms. Allison has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of March 31, 2005, Ms. Allison advanced us $13,050 for our benefit. Ms. Allison will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Allison. Ms. Allison will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Allison does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Allison or the repayment of the funds to Ms. Allison. The entire transaction was oral.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to June 30, 2004, included in this prospectus have been audited by Williams & Webster, P.S., Certified Public Accountants, Bank of America Financial Center, 601 Riverside, Suite 1940, Spokane, Washington, telephone (509) 838-5111 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception to March 31, 2005 (Unaudited), immediately follow:

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
	March 31,
	2005	June 30,
	(Unaudited)	2004
ASSETS

CURRENT ASSETS
Cash	$1	$81
TOTAL CURRENT ASSETS	1	81

TOTAL ASSETS	$1	$81

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$5,418	$-
Advances from related party	13,050	13,050
TOTAL CURRENT LIABILITIES	18,468	13,050

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDER'S EQUITY (DEFICIT)
Preferred stock, $0.00001 par value, 100,000,000
authorized; no shares issued or outstanding	-	-
Common stock, $0.00001 par value, 100,000,000 shares
authorized; 5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	174,950	174,950
Deficit accumulated during development stage	(193,467)	(187,969)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	(18,467)	(12,969)

TOTAL LIABILITIES AND STOCKHOLDER'S
EQUITY (DEFICIT)	$1	$81

The accompanying condensed notes are an integral part of these financial statements.

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
			From June 16,
			2004
			(Inception of
	Three Months	Nine Months	Development
	Ended	Ended	Stage)
	March 31,	March 31,	to March 31,
	2005	2005	2005
	(unaudited)	(unaudited)	(unaudited)
REVENUES	$-	$-	$-

COST OF GOODS SOLD	-	-	-

GROSS PROFIT	-	-	-

EXPENSES
Services provided by director	-	-	174,950
General and administrative	30	80	99
Professional fees	1,795	5,418	18,418
TOTAL EXPENSES	1,825	5,498	193,467

LOSS FROM OPERATIONS	(1,825)	(5,498)	(193,467)

PROVISION FOR INCOME TAX	-	-	-

NET LOSS	$(1,825)	$(5,498)	$(193,467)

BASIC AND DILUTED NET LOSS PER
COMMON SHARE	$(0.00)	$(0.00)	$(0.04)

WEIGHTED AVERAGE NUMBER OF BASIC
AND DILUTED COMMON STOCK
SHARES OUTSTANDING	5,000,000	5,000,000	5,000,000

The accompanying condensed notes are an integral part of these financial statements.

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

				Accumulated
			Additional	Deficit during	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Initial issuance of stock at $0.035 per share in
exchange for services provided by director	5,000,000	$50	$74,950	$-	$175,000

Net loss for the period ended June 30, 2004	-	-	-	(187,969)	(187,969)

Balance, June 30, 2004	5,000,000	50	174,950	(187,969)	(12,969)

Net loss for the period ended March 31, 2005	-	-	-	(5,498)	(5,498)

Balance, March 31, 2005 (unaudited)	5,000,000	$50	$174,950	$(193,467)	$(18,467)

The accompanying condensed notes are an integral part of these financial statements.

WILLOWTREE ADVISOR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

		From June 16,
	Nine Months	2004 (Inception of
	Ended March 31,	Development Stage)
	2005	to March 31, 2005
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,498)	$(193,467)
Adjustments to reconcile net loss to net cash provided:
Stock issued for services	-	174,950
Changes in assets and liabilities:
Advances from related parties	-	13,050
Increase/(decrease) in accounts payable	5,418	5,418
Net cash provided (used) by operating activities	(80)	(49)
CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issued for cash	-	50
Net cash provided by financing activities	-	50

NET INCREASE (DECREASE) IN CASH	(80)	1

CASH - Beginning of period	81	-
CASH - End of period	$1	$1

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense paid	$-	$-
Income taxes paid	$-	$-

NON-CASH TRANSACTIONS:
Stock issued for services	$-	$174,950

The accompanying condensed notes are an integral part of these financial statements.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO FINANCIAL STATEMENTS
March 31, 2005

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Willowtree Advisors, Inc. (hereinafter "the Company") was incorporated on June 16, 2004 under the laws of the State of Nevada. The Company's fiscal year-end is June 30.

The Company maintains offices in Raleigh, North Carolina. The Company offers landscape advisory services, concentrating on the southeast region of the United States. As the Company is in the development stage, it has not realized any revenues from its planned operations.

Basis of Presentation

The accompanying interim condensed financial statements are prepared in accordance with rules set forth in Regulation SB of the Securities and Exchange Commission. As said, these statements do not include all disclosures required under generally accepted principles and should be read in conjunction with the audited financial statements for the year ended June 30, 2004. In the opinion of management, all required adjustments which consist of normal recurring accruals have been made to the financial statements. The operating results for the nine month period ended March 31, 2005 are not necessarily indicative of the results of operations that may be expected for the year ended June 30, 2005.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method
 The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Recent Accounting Pronouncements
In April, 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 to provide guidance on the financial reporting of start-up activities. Start-up costs activities include activities related to organizing a new entity, commonly referred to as organization costs. Management has adopted SOP 98 -5 and has expensed all start up costs in the amount of $191,642 as of December 31, 2004.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchange of Nonmonetary Assets an amendment of ARB Opinion No. 29." This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO FINANCIAL STATEMENTS
March 31, 2005

The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, "Accounting for Real Estate Time-Shares Transactions," an amendment of Statement of Financial Accounting Standards Board No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends Financial Accounting Standards Board Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123, " Accounting for Stock Based Compensation" (hereinafter "SFAS No. 123"). This statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in SFAS No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has determined that there was no impact to its financial statements from the adoption of this statement.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO FINANCIAL STATEMENTS
March 31, 2005

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company as the Company maintains no inventory.

Going Concern
As shown in the financial statements, the Company incurred a net loss of $193,467 for the period ending March 31, 2005, has no revenues, has negative working capital and has an accumulated deficit of $193,467 since inception of the Company.

These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue existence. The Company is actively seeking additional capital and management believes that this will enable the Company to continue its operations. However, there are inherent uncertainties and management cannot provide assurances that it will be successful in its endeavors.

The Company's management believes that significant and imminent public offering of stock will generate sufficient cash for the Company to continue to operate based on current expense projections. The Company anticipates it will require approximately $40,000 to continue operations in fiscal year 2005.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO FINANCIAL STATEMENTS
March 31, 2005

NOTE 3 - RELATED PARTY TRANSACTIONS

On occasion, the Company's shareholders pay corporate expenses. These related party payables, which are unsecured and non-interest bearing, are due on demand and totaled $13,050 at March 31, 2005.

The Company occasionally may utilize an office in the home of the Company's sole shareholder. No rent has been paid or accrued. At March 31, 2005, the value of this occasional space utilization is considered materially insignificant for financial reporting purposes.

NOTE 4 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. Each holder of common stock has one, non-cumulative vote per share on all matters voted upon by the shareholders. At March 31, 2005, the Company had 5,000,000 shares of common stock outstanding.

The Company is also authorized to issue 100,000,000 shares of $0.00001 par value preferred stock. As of March 31, 2005, no preferred stock had been issued.

During the period ended June 30, 2004, the Company issued 5,000,000 restricted shares at $0.035 per share to the sole officer and director of the Company for services related to the development of the Company. The Company computed the number of shares issued in this transaction based on the fair value of services received and recognized an expense of $174,950 to services provided by director.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Legal Fees
The company has engaged an attorney to assist in the Company's registration process with the Securities and Exchange Commission. Upon the registration's acceptance by the S.E.C., the Company is obligated to pay an additional $10,000 in legal fees.

Compliance with Environmental Regulations
The Company's business activities are subject to laws and regulations controlling not only the business activities, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities.

To the Board of Directors
Willowtree Advisor, Inc.
Raleigh, North Carolina

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Willowtree Advisor, Inc. (a Nevada corporation and a development stage company) as of June 30, 2004, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from June 16, 2004 (inception) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Willowtree Advisor, Inc. as of June 30, 2004, and the results of its operations, stockholders equity (deficit) and its cash flows for the period from June 16, 2004 (inception) through June 30, 2004 in conformity with the standards of the Public Company Accounting Oversight Board (United States).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
July 16, 2004

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
June 30, 2004

ASSETS

CURRENT ASSETS
Cash	$81
TOTAL CURRENT ASSETS	81

TOTAL ASSETS	$81

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Advances from related party	$13,050
TOTAL CURRENT LIABILITIES	13,050

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDER'S EQUITY (DEFICIT)
Preferred stock, $0.00001 par value, 100,000,000 authorized;
no shares issued or outstanding	-
Common stock, $0.00001 par value, 100,000,000 shares authorized;
5,000,000 shares issued and outstanding	50
Additional Paid in Capital	174,950
Deficit accumulated during development stage	(187,969)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	(12,969)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$81

The accompanying notes are an integral part of these financial statements.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
From June 16, 2004 (Inception) to June 30, 2004

REVENUES	$-

COST OF GOODS SOLD	-

GROSS PROFIT	-

EXPENSES
Consulting services provided by directors	174,950
General and administrative	19
Professional fees	13,000
TOTAL EXPENSES	187,969

LOSS FROM OPERATIONS	(187,969)

INCOME TAX BENEFIT	-

NET LOSS	$(187,969)

BASIC AND DILUTED NET LOSS PER
COMMON SHARE	$0.04

WEIGHTED AVERAGE NUMBER OF BASIC
AND DILUTED COMMON STOCK
SHARES OUTSTANDING	5,000,000

The accompanying notes are an integral part of these financial statements.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
From June 16, 2004 (Inception) to June 30, 2004

				Accumulated
			Additional	Deficit during	Total
	Common Stock		Paid in	Development	Stockholder's
	Shares	Amount	Capital	Stage	Equity

Initial issuance of stock for cash and
consulting services provided by directors	5,000,000	$50	$174,950	$-	$175,000

Net loss for the period ended June 30, 2004	-	-		(187,969)	(187,969)

Balance, June 30, 2004	5,000,000	$50	$174,950	$(187,969)	$(12,969)

The accompanying notes are an integral part of these financial statements.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
From June 16, 2004 (Inception) to June 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(187,969)
Adjustments to reconcile net loss to net cash provided:
Stock issued for services	174,950
Changes in assets and liabilities:
Advances from related parties	13,050
Net cash provided (used) by operating activities	31

CASH FLOWS FROM INVESTING ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issued for cash	50
Net cash provided by financing activities	50

NET INCREASE (DECREASE) IN CASH	81

CASH - Beginning of period	-

CASH - End of period	$81

SUPPLEMENTAL CASHFLOW DISCLOSURES:
Interest expense paid	$-
Income taxes paid	$-

NON-CASH TRANSACTIONS:
Stock issued for consulting fees	$174,950

The accompanying notes are an integral part of these financial statements.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Willowtree Advisors, Inc. (hereinafter "the Company") was incorporated on June 16, 2004 under the laws of the State of Nevada. The Company's fiscal year-end is June 30.

The Company maintains offices in Raleigh, North Carolina. The Company offers landscape advisory services, concentrating on the southeast region of the United States. As the Company is in the development stage, it has not realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States. and have been consistently applied in the preparation of the financial statements.

Accounting Method
 The Company's financial statements are prepared using the accrual method of accounting.

Cash and Cash Equivalents
 The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Compensated Absences
 The Company currently does not have any employees. However, when the Company does have employees, its policy will be to recognize the cost of compensated absences when actually earned by employees.

Concentration of Risk
 The Company maintains its domestic cash in primarily one commercial bank in Raleigh, North Carolina. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. During the period ended June 30, 2004, the Company did not have any balances exceeding this uninsured amount.

Derivative Instruments
 The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting (SFAS) Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," (hereinafter "SFAS No. 133") as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" and SFAS No. 149,

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2004

"Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

For the period from June 16, 2004 (Inception) to June 30, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings (Losses) Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Estimates
 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2004

Development Stage Activities
 The Company has been in the development stage since June 16, 2004 and has no revenues from operations. The Company is primarily engaged in landscape advisory services business.

Fair Value of Financial Instruments
 The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, receivables, advances, accounts payable and accrued expenses. All such instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2004.

Going Concern
As shown in the financial statements, the Company incurred a net loss of $187,969 for the period ending June 30, 2004, has no revenues, has negative working capital and has an accumulated deficit of $187,969 since inception of the Company.

These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue existence. The Company is actively seeking additional capital and management believes that this will enable the Company to continue its operations. However, there are inherent uncertainties and management cannot provide assurances that it will be successful in its endeavors.

The Company's management believes that significant and imminent private placements of stock will generate sufficient cash for the Company to continue to operate based on current expense projections. The Company anticipates it will require approximately $40,000 to continue operations in the fiscal year 2005. Management plans to sell stock through a public offering.

Property and Equipment
 As of June 30, 2004, the Company did not own any property or equipment.

Provision for Taxes
 Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2004

At June 30, 2004, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $4,400, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded.

The significant components of the deferred tax assets at June 30, 2004 were as follows:

June 30, 2004

Net operating loss carryforward:	$13,019

Deferred tax asset	$4,400
Deferred tax asset valuation allowance	$(4,400)
Net deferred tax asset	$-

At June 30, 2004, the Company has net operating loss carryforwards of approximately $13,000, which expire in the year 2024. The Company recognized $174,950 of losses for the issuance of common stock for services in 2004, which were not deductible for tax purposes and are not included in the above calculation of the deferred tax assets.

Recent Accounting Pronouncements
 In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that this standard has no affect at this time.

Stock-Based Compensation
 Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (hereinafter "SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

WILLOWTREE ADVISORS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2004

NOTE 3 - RELATED PARTY TRANSACTIONS

On occasion, the Company's shareholders pay corporate expenses. These related party payables, which are unsecured and non-interest bearing, are due on demand and totaled $13,050 at June 30, 2004.

The Company occasionally may utilize an office in the home of the Company's sole shareholder. No rent has been paid or accrued. At June 30, 2004, the value of this occasional space utilization is considered materially insignificant for financial reporting purposes.

NOTE 4 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. Each holder of common stock has one, non-cumulative vote per share on all matters voted upon by the shareholders. At June 30, 2004, the Company had 5,000,000 shares of common stock outstanding.

The Company is also authorized to issue 100,000,000 shares of $0.00001 par value preferred stock. As of June 30, 2004 no preferred stock had been issued.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Legal Fees
 The company has engaged an attorney to assist in the Company's registration process with the Securities and Exchange Commission. Upon the registrations acceptance by the S.E.C., the Company is obligated to pay an additional $10,000 in legal fees

Compliance with Environmental Regulations
 The Company's business activities are subject to laws and regulations controlling not only the business activities, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities.

Until ___________________, 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.
2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	2,000
Audit/administrative Fees and Expenses	1,500
Blue Sky Fees/Expenses	2,000
Legal Fees/ Expenses	15,000
Escrow fees/Expenses	200
Transfer Agent Fees	3,000
Miscellaneous Expenses	1,200
TOTAL	$25,000

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Cynthia Allison	June 27, 2004	5,000,000	$50
1411 Hedgelawn Way
Raleigh, NC 27615

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27.     EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description

3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1*	Consent of Williams & Webster, P.S., Certified Public Accountants
23.2*	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been adviced that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina, on this 14th day of July, 2005.

WILLOWTREE ADVISOR, INC.

BY:	/s/ Cynthia Allison
Cynthia Allison, President, Principal Executive Officer, Secretary/Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors